EXHIBIT 99.2

FOR IMMEDIATE RELEASE Date Submitted: October 24, 2006 NASDAQ Symbol: FBMI	NEWS RELEASE Contact: Samuel G. Stone Executive Vice President and Chief Financial Officer (989) 466-7325

Firstbank Corporation Announces Fourth Quarter Cash Dividend

Alma, MI (FBMI) – Thomas R. Sullivan, President and Chief Executive Officer of Firstbank Corporation, announced today that a $0.225 per share quarterly cash dividend will be paid December 7, 2006, to shareholders of record as of November 23, 2006.

The $0.225 per share cash dividend remains unchanged from the prior quarter. This rate, combined with the 5% stock dividend paid on December 31, 2005, represents a 7.4% increase in dividends per share compared to the year ago level.

Firstbank Corporation, headquartered in Alma, Michigan is a six bank financial services company with assets of $1.1 billion and 41 banking offices serving Michigan’s Lower Peninsula. Bank subsidiaries include: Firstbank – Alma; Firstbank (Mt. Pleasant); Firstbank – West Branch; Firstbank – Lakeview; Firstbank – St. Johns; and Keystone Community Bank.